Exhibit 99.1
PRESS RELEASE

INVESTOR/FINANCE CONTACT:
Rob Krolik
DigitalThink
415-625-4076
investorrelations@digitalthink.com


DigitalThink Announces Settlement of EDS Dispute and Cash Dividend

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San  Francisco,  CA - April 28, 2004 - The board of directors  of  DigitalThink,
Inc. (Nasdaq: DTHK), the leader in custom e-learning for Fortune 1000 companies, today announced a dividend for a total of $2,287,933, payable to stockholders of record as of May 3, 2004.

DigitalThink is issuing the dividend pursuant to the settlement of its dispute with EDS Corporation for $2.5 million. The payment of the dividend is contingent on the closing of the previously announced acquisition of DigitalThink by Convergys Corporation, anticipated to close on May 3, 2004. If the contingencies are satisfied, the payment date for the dividend will be May 14, 2004.

About DigitalThink

DigitalThink is the leader in custom e-learning for Fortune 1000 companies. DigitalThink provides the right combination of courseware development, do-it-yourself capabilities, learning delivery, and industry-specific expertise. DigitalThink's customers include ADP Dealer Services, BearingPoint, Circuit City, Kinko's, Mazda, and Red Hat. When learning matters, the proven choice is DigitalThink.

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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act 1995:

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding DigitalThink's expectations, anticipations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding DigitalThink's expectations for fiscal 2004 and are based on management's projections and beliefs regarding DigitalThink's sales strategies, product capabilities, ability to control expenses, ability to recognize revenues from backlog, future sales, the applicability of DigitalThink's solutions to existing and prospective customers, growth of future enrollments, and the growth of the e-learning market. All forward-looking statements included in this release are based upon information available to DigitalThink as of the date hereof, and DigitalThink assumes no obligation to update any such forward-looking statement. Actual results could differ materially from DigitalThink's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, our limited operating history, expected fluctuation of our quarterly revenues, our ability to recognize revenues in accordance with our expectations, our ability to maintain our relationships with our principal customers, successful hiring and retention of qualified staff in both the US and India, the continued success of our alliance program, and other factors and risks discussed in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov.